Exhibit 10.43

March 25, 2008

FIVE STAR GROUP, INC.
10 East 40th Street
Suite 3110
New York, New York 10116
Attention:  Ira Sobotko

Re:	$35,000,000 Revolving Loan from Bank of America, N.A. to Five Star Group, Inc.

EIGHTH MODIFICATION AGREEMENT:

waiver of Borrower’s compliance with Capital Expenditures covenant of Section 6.16 (a) of the Loan Agreement for the fiscal year ended December 31, 2007 amendment of the formula which determines Borrower’s compliance with the Fixed Charge Coverage covenant set forth in Section 5.21 of the Loan Agreement

Dear Mr. Sobotko:

On or about June 20, 2003, Five Star Group, Inc. (“Borrower”) and Bank of America, N.A. (through its predecessor Fleet Capital Corporation and hereinafter “Lender”) entered into a certain Loan and Security Agreement which has been amended by the following instruments of modification (such certain Loan and Security Agreement as so amended being hereinafter referred to as the “Loan Agreement”):

(a)	an instrument of modification dated as of May 28, 2004 and entitled “First Modification Agreement”;

(b)	an instrument of modification dated as of March 22, 2005 and entitled “Second Modification Agreement”;

(c)	an instrument of modification dated as of June 1, 2005 and entitled “Third Modification Agreement”;

FIVE STAR GROUP, INC.
March 25, 2008

(d)	an instrument of modification dated as of September 26, 2005, but effective as of August 1, 2005, and entitled “Fourth Modification Agreement”;

(e)	an instrument of modification dated as of November 14, 2005, but effective as of August 1, 2005, and constituting a fifth modification agreement;

(f)	an instrument of modification dated as of March 23, 2006, but effective as of December 31, 2005, and constituting a sixth modification agreement; and

(g)	an instrument of modification dated as of March 23, 2007, and constituting a seventh modification agreement

Section 6.16(a) of the Loan Agreement provides in relevant part as follows:

6.16           Capital Expenditures:

(a)             BORROWER will not incur Capital Expenditures in an amount exceeding $500,000 in any fiscal year.

Borrower has incurred Capital Expenditures during the fiscal year ended on December 31, 2007 of $665,000 which, based upon the limitation contained in Section 6.16(a) of the Loan Agreement, constitutes an Event of Default under, among other provisions, Section 7.2 of the Loan Agreement.

In recognition of the foregoing, Borrower has requested that Lender waive compliance with Section 6.16 (a) of the Loan Agreement for the fiscal year ended December 31, 2007, to the extent necessary to accommodate the aforesaid $665,000 of Capital Expenditures and waive the aforesaid Event of Default.

In this regard and in honor of such request, Lender waives Borrower’s failure to comply with Section 6.16 (a) of the Loan Agreement for the fiscal year ended December 31, 2007, but only to the extent necessary to accommodate the aforesaid $665,000 of Capital Expenditures and waive the aforesaid Event of Default.

Borrower has also requested that Lender do each of the following:

(1)           amend the formula which determines Borrower’s compliance with the Fixed Charge Coverage covenant set forth in Section 5.21 of the Loan Agreement by increasing the amount of Borrower’s earnings by “non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant”;

FIVE STAR GROUP, INC.
March 25, 2008

(2)           amend the formula which determines Borrower’s compliance with the “No Year-to-Date Net Loss in Excess of $300,000” covenant set forth in Section 6.14 of the Loan Agreement by increasing the amount of Borrower’s earning by “non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant”; and

(3)           amend the formula which determines Borrower’s compliance with the “Losses in Any Two Consecutive Fiscal Quarters” covenant set forth in Section 6.15 of the Loan Agreement by increasing the amount of Borrower’s earning by “non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant”.

In this regard and in honor of such requests, Lender hereby amends the formula which determines Borrower’s compliance with the Fixed Charge Coverage covenant set forth in Section 5.21 of the Loan Agreement by deleting Section 5.21(c)(1) as it now exists and replacing it with the following:

(c) (1) For purposes of this covenant, “Fixed Charge Coverage” means the following ratio:

BORROWER’s earnings before interest, taxes, depreciation and amortization and before the income statement component of any change in valuation arising under the Master Agreement,
PLUS non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant,
LESS BORROWER’s “Unfunded Capital Expenditures”,
LESS cash payment of income tax liabilities,
LESS cash distributions to stockholders,
LESS all scheduled principal payments paid as allowed by the Subordinated Seller Note (at the present time there being no scheduled payments allowed by the Subordinated Seller Note)

--divided by--

interest expense,
PLUS the current maturities of
long term debt as reported in BORROWER’s annual
financial statements for its fiscal year immediately preceding the applicable test period,
PLUS current maturities of Capital Lease Obligations as reported in BORROWER’s annual financial statements for its fiscal year immediately preceding the applicable test period

FIVE STAR GROUP, INC.
March 25, 2008

Also in honor of such requests, Lender hereby amends the formula which determines Borrower’s compliance with the “No Year-to-Date Net Loss in Excess of $300,000” covenant set forth in Section 6.14 of the Loan Agreement and Borrower’s compliance with the “Losses in Any Two Consecutive Fiscal Quarters” covenant set forth in Section 6.15 of the Loan Agreement by, in each case, increasing the amount of Borrower’s earning by “non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant”.

Lender’s aforesaid waiver of  Borrower’s failure to comply with Section 6.16 (a) of the Loan Agreement for the fiscal year ended December 31, 2007, and Lender’s aforesaid amendment of the formula determining Borrower’s compliance with the Fixed Charge Coverage covenant of Section 5.21 of the Loan Agreement and Borrower’s compliance with the “No Year-to-Date Net Loss in Excess of $300,000” covenant set forth in Section 6.14 of the Loan Agreement and Borrower’s compliance with the “Losses in Any Two Consecutive Fiscal Quarters” covenant set forth in Section 6.15 of the Loan Agreement are subject to Borrower’s confirmation and acceptance of the following terms and conditions (and Borrower’s acceptance of this letter by its execution of a copy hereof will be deemed such confirmation and acceptance):

(1)
This consent relates only to Borrower’s failure to comply with Section 6.16 (a) of the Loan Agreement for the fiscal year ended December 31, 2007, and only to the extent necessary to accommodate the aforesaid $665,000 of Capital Expenditures and waive the aforesaid Event of Default.

(2)	The provisions of Section 6.16 of the Loan Agreement will otherwise remain in effect without change for all other purposes.

(3)
This consent relates only to the amendment of the formula determining Borrower’s compliance with the Fixed Charge Coverage covenant of Section 5.21 of the Loan Agreement and Borrower’s compliance with the “No Year-to-Date Net Loss in Excess of $300,000” covenant set forth in Section 6.14 of the Loan Agreement and Borrower’s compliance with the “Losses in Any Two Consecutive Fiscal Quarters” covenant set forth in Section 6.15 of the Loan Agreement, in all cases as at December 31, 2007, and test dates thereafter.

FIVE STAR GROUP, INC.
March 25, 2008

(4)	(a)
Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all amounts due and owing under the Revolving Loan, the Loan Agreement and the Loan Documents described therein (hereinafter the “Loan Documents”) are owed to Lender without offset, defense, recoupment, set-off, deduction, or counterclaim.

(b)
Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that as of March 12, 2008, the following principal and interest amounts were owed on the Revolving Loan:

(1) Principal $ 24,375,532.98
(2) Interest: interest which has accrued from March 1, 2008

(5)
Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that there exist no claims or charges against any actions or inactions of Lender in extending the Revolving Loan or in making disbursements thereunder or in otherwise administering the Revolving Loan, the Loan Agreement and/or the Loan Documents.

(6)
Borrower must waive, release and discharge and, by its acceptance and execution of a copy of this letter, does waive, release and discharge any and all claims or causes of action of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which Borrower may have against Lender, its predecessors, its successors and assigns, agents, employees and counsel, in connection with the Revolving Loan, the Loan Agreement and the Loan Documents.  The waivers and releases made herein include the waiver of any damages which may have been or may in the future be caused to Borrower or to its properties or business prospects because of the actions waived and released and the agreements made herein, including without limitation, any actual or implicit, direct or indirect, incidental or consequential damages suffered by Borrower therefrom, including but not limited to (a) lost profits, (b) loss of business opportunity, (c) increased financing costs, (d) increased legal and other administrative fees and (e) damages to business reputation.

(7)
Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all of the terms, covenants and provisions of the Revolving Loan, the Loan Agreement and the Loan Documents (as all have been heretofore and hereby amended) shall continue in full force and effect.

(8)	Borrower must continue to comply with the terms of the Revolving Loan and not be in default thereunder.

FIVE STAR GROUP, INC.
March 25, 2008

(9)	All rights of Lender shall continue to be determined in accordance with the Loan Agreement and the Loan Documents until all Liabilities (as defined in the Loan Agreement) are paid in full.

(10)	This letter will be deemed a modification of the Loan Agreement and Borrower’s obligations hereunder will be considered a covenant of the Loan Agreement.

(11)	All of the Loan Documents described and defined in the Loan Agreement shall be deemed to be amended in manner consistent hereto and conforming herewith.

(12)
Five Star Products, Inc., as guarantor of the amounts owed under the Loan Agreement, must confirm to Lender that its instrument of guaranty continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

(13)
JL Distributors, Inc., as the holder of debt whose payment has been subordinated to the payment of the Liabilities owed under the Loan Agreement, must confirm to Lender that its instrument of subordination continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

(14)
Borrower must pay for the services of Lender’s counsel who was engaged to review the Loan Agreement and to assist in the preparation of this letter and authorizes Lender to effect payment of such fee in the manner allowed by the “Authorization to Charge Accounts” as set forth in the Loan Agreement.

If Borrower is in agreement with the terms and conditions of this letter, please execute and also have guarantor Five Star Products, Inc., and subordinated debt holder JL Distributors, Inc., execute the enclosed copy of this letter and return it to me no later than March 31, 2008.

Very truly yours,

BANK OF AMERICA, N.A.

/s/ EDMUNDO KAHN

By:	Edmundo Kahn, Vice President

FIVE STAR GROUP, INC.
March 25, 2008

CONSENT OF FIVE STAR GROUP, INC.

FIVE STAR GROUP, INC., hereby agrees to the terms and conditions of the above letter as of March 25, 2008.

WITNESS:	FIVE STAR GROUP, INC.

/s/ CAROLE NUSSBAUM	By:	/s/ JOHN BELKNAP
Carole Nussbaum		John Belknap
Vice President